UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2024

J.JILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38026	45-1459825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 6, 2024, J.Jill, Inc. (the “Company”) held its 2024 virtual Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected one Class I director nominee; and (ii) ratified the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2025. A description of each proposal voted on at the Annual Meeting, and the voting results for each such proposal, are set forth below.

1. The proposal to elect one director to the Company’s board of directors (the “Board of Directors”), to serve as Class I director for a term of three years expiring at the Company’s Annual Meeting of Stockholders to be held in 2027 and until such director’s successor has been duly elected and qualified, was approved by the votes set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jyothi Rao	6,564,866	1,564,039	952,164

2. The appointment of Grant Thornton as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2025 was ratified by the votes set forth below:

For	Against	Abstentions
9,071,323	3,517	6,228

Item 8.01	Other Events.

On June 6, 2024, in connection with the effectiveness of James R. Scully’s previously announced retirement from the Board of Directors as of the Annual Meeting, the Board of Directors voted to decrease its size to seven members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024	J.JILL, INC.

	By:	/s/ Kathleen B. Stevens
	Name:	Kathleen B. Stevens
	Title:	Senior Vice President, General Counsel, Secretary and ESG